Exhibit 10.6

EXECUTION VERSION

Amendment Agreement to a Working Capital Borrowing Base Facility Agreement dated 27 July 2022

Dated 19 August 2022

(1)	SeaLion Tankers Inc.

(as Borrower)

(2)	Heidmar UK Trading Limited

(as the other Security Party)

(3)	Macquarie Bank Limited, London Branch

(as Lender)

Stephenson Harwood LLP 1 Finsbury Circus. London EC2M 7SH T 444 20 7329 4422 I F: +44 20 7329 7100 DX: 64 Chancery Lane I www.shlegal.com	STEPHENSON HARWOOD

Amendment Agreement

Dated 19 August 2022

Between:

(1)

SeaLion Tankers Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the ‘‘Borrower”);

(2)

Heidmar UK Trading Limited, a company incorporated under the laws of England and Wales, with its registered office at 5 Market Yard Mews, 194-204 Bermondsey Street, London, United Kingdom, SE1 3TQ; and

(3)

Macquarie Bank Limited, London Branch, a company with limited liability with Australian Business Number 46 008 583 542, established under the laws of Australia acting through its office at Ropemaker Place, 28 Ropemaker Street, London EC2Y 9HD (the “Lender”).

Supplemental to a working capital borrowing base facility dated 27 July 2022 (as amended and supplemented from time to time, the “Loan Agreement”) made between the Borrower and the Lender.

Whereas the Borrower has requested the Lender to amend the Loan Agreement as detailed in this Amendment Agreement.

It is agreed that:

1	Interpretation

1.1	In this Amendment Agreement:

“Effective Date” means the date of this Amendment Agreement.

“Security Parties” means all parties to this Amendment Agreement other than the Lender and “Security Party” means any one of them.

1.2

All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Amendment Agreement unless the context otherwise requires, and clause 1.2 of the Loan Agreement shall apply to the interpretation of this Amendment Agreement as if it is set out in full.

1.3	The Lender and the Borrower hereby designate this Amendment Agreement as a Finance Document.

2	Representations

2.1

Each of the representations contained in clause 19 of the Loan Agreement shall be deemed repeated by the Borrower at the date of this Amendment Agreement, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents include this Amendment Agreement.

2.2

Any representation made by a Security Party in any of the Security Documents to which it is a party shall be deemed repeated by that Security Party at the date of this Amendment Agreement, by reference to the facts and circumstances then pertaining.

3	Amendments to the Loan Agreement

3.1	With effect from the Effective Date the Loan Agreement shall be read and construed as if:

3.1.1	references to “this Agreement” are references to the Loan Agreement as amended by this Amendment Agreement;

3.1.2	references to the Finance Documents include this Amendment Agreement;

3.1.3	sub-paragraph (a)(ii) of the definition of “Administration Fee” shall be deleted and replaced as follows:

“(ii)	in respect of any Subsequent Administration Fee Period, the relevant Administration Fee for that Subsequent Administration Fee Period shall not exceed $12,500; and”;

3.1.4	the definition of “First Administration Fee Period Cap” shall be deleted and replaced as follows:

“First Administration Fee Period Cap” means an amount equal to US$12,500 multiplied by the number of days in the First Administration Fee Period, and divided by 91.”;

3.1.5	the “Facility Limit” specified within Schedule 7 (Borrowing Base Terms) of the Loan Agreement shall be amended to read as follows:

“The aggregate of:

(a)	US$20,000,000; and

(b)

any additional amount which the Borrower has requested and the Lender agrees to make available under this Agreement if the Facility has been increased pursuant to Clause 7 (Facility Increase) up to a maximum additional amount of US$25,000,000, to the extent not cancelled, reduced or transferred under this Agreement.”;

3.1.6	the “Minimum Aggregate Amount” specified within Schedule 7 (Borrowing Base Terms) of the Loan Agreement shall be amended from US$4,500,000 to US$6,000,000; and

3.1.7	paragraph 1.2 within Schedule 5 (Form of Compliance Certificate) of the Loan Agreement shall be deleted and replaced as follows:

“1.2 US$6,000,000 in aggregate.”.

3.2	All other terms and conditions of the Loan Agreement shall remain unaltered and in full force and effect.

4	Confirmations and Undertakings

4.1

Each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement made in this Amendment Agreement, as if all references in any of the Security Documents to the Loan Agreement are references to the Loan Agreement as amended in this Amendment Agreement.

4.2

The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in or pursuant to this Amendment Agreement.

4.3	Notwithstanding the amendments to the Loan Agreement made in or pursuant to this Amendment Agreement, any fee paid to the Lender pursuant to the Loan Agreement shall be retained by the Lender.

5	Notices, English language, Partial invalidity, Counterparts, Governing Law, Jurisdiction of English courts and Service of process

The provisions of clauses 28, 29, 31, 33, 34, 35 and 36 of the Loan Agreement shall apply to this Amendment Agreement as if they are set out in full and as if (a) references to each Party are references to each party to this Amendment Agreement, (b) references to the Finance Documents include this Amendment Agreement and (c) references to the Borrower are references to each Security Party.

In witness of which the parties to this Amendment Agreement have executed this Amendment Agreement as a deed the day and year first before written.

Executed as a deed by	/s/ Justin Sims-Stirling
SeaLionTankers Inc.	Name: Justin Sims-Stirling

acting by its authorised signatory

who, in accordance with the laws of the

Republic of the Marshall Islands, is acting

under its authority

in the presence of:

signature of witness	/s/ Deepak Laishram

name	Deepak Laishram
print name of witness

address	11 Grosvenor Place
SW1X7HH

Executed as a deed	/s/ Justin Sims-Stirling	Director
by Heidmar UK Trading Limited	signature

acting by a director	Justin Sims-Stirling
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in the presence of:

signature of witness	/s/ Deepak Laishram

name	Deepak Laishram
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address	11 Grosvenor Place
SW1X7HH

Executed as a deed by	/s/ Lucy Maislish
Macquarie Bank Limited, London Branch	Name: Lucy Maislish Division Director

acting by its authorized signatories

who, in accordance with the law of Australia,	/s/ Seeta Hiaria
are acting under its authority	Name: Seeta Hiaria Division Director

in the presence of:	(Macquarie POA Ref: #3105 Dated 16 March 2021 Signed in London)

signature of witness	/s/ John Robbie

name	John Robbie
Associate Director
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address	Macquarie Bank Limited Ropemaker Place 28 Ropemaker Street London EC2Y 9HD UK